UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2002

AMERISTAR CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-22494	88-0304799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3773 Howard Hughes Parkway, Suite 490 South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 567-7000
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit 16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Dismissal of previous independent accountants.

(i)	On May 23, 2002, Ameristar Casinos, Inc. dismissed Arthur Andersen LLP as its independent public accountants. Ameristar’s Audit Committee and Board of Directors participated in and approved the decision to dismiss Andersen.

(ii)	The reports of Andersen on the financial statements of Ameristar for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	During the two most recent fiscal years and for the period January 1, 2002 through May 23, 2002, there have been no disagreements between Ameristar and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Ameristar’s financial statements for such periods.

(iv)	During the two most recent fiscal years and for the period January 1, 2002 through May 23, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)	At the request of Ameristar, Andersen furnished a letter addressed to the SEC stating that it agrees with the above statements. A copy of such letter, dated May 23, 2002, is filed as Exhibit 16 to this Form 8-K.

(b)	Engagement of new independent accountants. Ameristar engaged Deloitte & Touche LLP as its new independent accountants as of May 23, 2002. During the two most recent fiscal years and for the period January 1, 2002 through May 23, 2002, Ameristar has not consulted with Deloitte & Touche LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The Exhibit listed below is incorporated herein in its entirety.

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISTAR CASINOS, INC.

May 23, 2002	By:	/s/ Gordon R. Kanofsky
(Date)
Gordon R. Kanofsky Executive Vice President

Exhibit Number and Page No.	Description of Exhibit	Method of Filing

16, 4	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 23, 2002	Filed electronically herewith

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